UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2020

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 West Huron Street, Suite 412

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, the Board of Directors of Green Thumb Industries Inc. (the “Company”) appointed Mathew Faulkner, age 47, as its first Chief Accounting Officer. Mr. Faulkner joined the Company on May 7, 2018 as the Senior Vice President of Accounting. Prior to joining the Company, he was with Walgreens Boots Alliance Corporation, most recently serving as its Senior Director of Retail and Finance Transformation beginning in 2016, and its Retail Accounting Controller from 2012 to 2016. In the role of Chief Accounting officer, Mr. Faulkner will continue to be employed on an at-will basis, reporting to Anthony Georgiadis, the Company’s Chief Financial Officer, and receive compensation and benefits commensurate with other executives at the same level within the Company.

There are no family relationships existing between Mr. Faulkner and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Faulkner or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: August 10, 2020	/s/ Anthony Georgiadis
Anthony Georgiadis
Chief Financial Officer